Exhibit 10.3

Sovereign Bancorp, Inc.

Stock Ownership Requirement Policy

(As Amended and Restated effective October 1, 2005)

Introduction

In order to align the interests of the management and directors of Sovereign Bancorp, Inc. (“Bancorp” or “Sovereign”) and Sovereign Bank (“Bank”), with the long-term interests of Sovereign shareholders, Bancorp’s Board of Directors adopted, in January 1998, a policy which requires directors of both Bank and Bancorp and executive and senior management of Bancorp and Bank to own, by certain dates, a specified dollar value of Sovereign common stock (the “Policy”). The ownership requirements for Bancorp and Bank employees is based upon an individual’s degree of responsibility within Bank or Bancorp’s management structure. The ownership requirements for directors (both Bank and Bancorp) is fixed by the Board of Directors of Bancorp. A director who sits on both Bank and Bancorp Boards must meet the ownership requirement for Bancorp directors. The Chief Executive Officer must meet his specific stock ownership requirements. Any other employee who falls within more than one category of participation must meet the stock ownership requirement of the category of participation which results in the largest ownership requirement. This Policy has been amended and restated effective as of October 1, 2005.

Participation

The Sovereign common stock ownership requirement is applicable to the following directors and classification of employees:

Board Members	- Bancorp Board of Directors

Board Members	- Bank Board of Directors

Chief Executive Officer	- Bancorp/Bank

Executive Management (Office of the Chairman/Chief Executive Officer - designated by the Chairman/Chief Executive Officer)	- Bancorp/Bank

Senior Management (Those employees who report directly to Executive Management and are classified as Senior Leaders and are grade 16 or above.)	- Bancorp/Bank

What is Included and Excluded

for Stock Ownership Requirements

The following common stock ownership (both beneficial and outright) is included in the determination of ownership for Policy requirements:

•	Sovereign common stock allocated to an employee’s account under the 401(k) provisions of the Sovereign Bancorp, Inc. Retirement Plan.

•	Sovereign common stock purchased, pursuant to salary deduction under the Sovereign Bancorp, Inc. Employee Stock Purchase Plan (ESPP).

•	Shares of Sovereign common stock issued upon the exercise of stock options.

•	Shares of Sovereign common stock received upon lapse of restrictions (restricted stock awards).

•	Shares of Sovereign common stock held in an employee’s bonus deferral account (employee’s deferred bonus) in the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program’s related trust (“BRRP”).

•	Shares of Sovereign common stock held in an employee’s vested matching account (Sovereign bonus match) in the BRRP’s related trust after vesting in accordance with the BRRP provisions.

•	Shares of Sovereign common stock (owned beneficially or outright) purchased in the open market or otherwise acquired. —

The following common stock ownership (both beneficial and outright) is excluded from the determination of ownership for Policy requirements:

•	Shares of Sovereign common stock subject to unexercised stock options (both vested and non-vested).

•	Shares of Sovereign common stock allocated to an employee’s account under the ESOP provisions of the Sovereign Bancorp, Inc. Retirement Plan.

•	Restricted stock awards subject to restrictions which have not yet lapsed.

•	Shares of Sovereign common stock held in an employee’s unvested match account (Sovereign bonus match) in the BRRP’s related trust which have not yet vested in accordance with the BRRP provisions. —

Stock Ownership Requirements

(See Administrative Rules and Policies for more detailed explanation)

Date of
	Share Value	Date of Commencement	Completion of
Level	Requirement	of Requirement	Requirement
Bancorp Directors -	$100,000	January 1, 1999	December 31, 1999
	$200,000	October 1, 2005	December 31, 2010
Bank Directors -	$ 50,000	January 1, 1999	December 31, 1999
six times base
salary (determined
as of January 1,
Chief Executive Officer -	1999)	January 1, 1999	December 31, 1999
three times base
salary (determined
as of January 1,
Executive Management -	1999)	January 1, 1999	December 31, 2002
one time base
salary (determined
as of January 1,
Senior Management -	1999)	January 1, 1999	December 31, 2004
December 31 of the
fifth calendar year
following the
calendar year in
New Bancorp Directors		Date of first Board	which ownership
(not previously a Bank		meeting following	requirement
Director) -	$200,000	appointment	commenced
December 31 of the
third calendar year
following the
calendar year in
New Bank Director (not		Date of first Board	which ownership
previously a Bank or		meeting following	requirement
Bancorp Director)	$ 50,000	appointment	commenced
December 31 of the
fifth calendar year
following the
calendar year in
which increased
New Bancorp Director		Date of first Board	ownership
(previously Bank		meeting following	requirement
Director only)	$200,000	appointment	commenced
$ Amount required
based upon
	applicable		December 31 of the
	classification and		fifth calendar year
	salary as of date		following the year
New Employee	of hire	Date of hire	of hire
Employee promoted into higher classification which requires additional ownership requirements or employee first promoted into classification which is subject to ownership requirements	$ Amount required based upon applicable classification and salary as of date of promotion	Effective date of promotion	December 31 of the fifth calendar year following the year of promotion

Administrative Rules and Policies

•	Directors and employees who are subject to the ownership reporting requirements of Section 16(a) of The Securities Exchange Act of 1934 should consult with Sovereign’s general counsel prior to acquiring any Sovereign common stock.

•	The acquisition of Sovereign common stock by employees is subject to the Sovereign Policy on Personal Securities Transactions (effective April 8, 2002) as such policy may be amended from time to time.

•	The Policy is administered and monitored by the Director of Team Member Services.

•	All Policy participants are required to submit a progress report of stock ownership requirement (number of full shares of Sovereign common stock) to the Director of Team Member Services annually as of June 30 of each calendar year. The progress report is due by July 31 of each calendar year, even after ownership requirement is achieved.

•	Once common stock ownership requirement is achieved, there is no further requirement to increase ownership (i.e., if value of stock decreases below requirement); provided, however, that none of the shares are sold (i.e., increase in value of stock does not decrease ownership requirement after compliance is achieved and, likewise, decrease in value of stock does not increase ownership requirement after compliance is achieved).

•	Penalties for the failure of a director (both Bancorp and Bank) to meet the ownership requirements are at the discretion of the Compensation Committee of Bancorp’s Board of Directors and include, but are not limited to, the direction of cash director fees to purchase Sovereign common stock.

•	Penalties for the failure of Senior Management to meet the ownership requirements are at the discretion of Executive Management and include, but are not limited to, all future bonuses directed to common stock purchase.

•	Penalties for the failure of Chief Executive Officer to meet the ownership requirements are at the discretion of the Compensation Committee of Bancorp’s Board of Directors and include, but are not limited to, all future bonuses directed to common stock purchase.

•	Penalties for the failure of Executive Management to meet the ownership requirements are at the discretion of the Chief Executive Officer and include, but are not limited to, all future bonuses directed to common stock purchase.

•	Team Member Services will calculate the value of the shares of common stock reported to Team Member Services each compliance period using the highest closing price of Sovereign common stock for the calendar year to date as of each annual compliance date. For purposes of this calculation, the highest closing price will be the highest price at which Sovereign common stock closes for at least two consecutive trading days. For example, if during a compliance period, Sovereign common stock closes at $19.60 per share and the following day closes at $20.10 and then on the third day declines below $19.60 and stays there for the remainder of the compliance period, the closing price used for the calculation will be $19.60, the highest closing price for at least two consecutive trading days.

•	If an individual is appointed to the Bancorp Board of Directors (and was not previously a Bank director), the new Bancorp Director must meet the ownership requirement by the end of the fifth calendar year following the year in which the first Bancorp Board meeting following appointment as a Bancorp Director occurs.

•	If a Bank Director is appointed to the Bancorp Board, the new Bancorp Director must meet the additional ownership requirements by the end of the fifth calendar year following the year in which the first Bancorp Board meeting following appointment as a Bancorp Director occurs.

•	If an individual is appointed to the Bank Board, the new Bank Director must meet the ownership requirements by the end of the third calendar year following the year in which the first Bank Board meeting following appointment as a Bank Director occurs.

•	Newly hired employees must meet the ownership requirements of the participation group into which they were hired by the end of the fifth calendar year following the year of hire.

•	If an employee is first promoted into a category of participation, the employee is treated as a newly hired employee and must meet the ownership requirement of the participant classification into which they were promoted by the end of the fifth calendar year following the year in which the employee was promoted.

•	If a current employee subject to the ownership requirements is promoted into a category of participation which requires additional ownership, the employee must meet such requirements by the end of the fifth calendar year following the year in which the employee was promoted.

•	An individual who was hired into a category of participation or promoted into a category of participation after January 1, 1999, but prior to the October 1, 2005 effective date of this amended and restated policy, must meet the ownership requirements by the end of the fifth calendar year following the year in which such individual was hired or promoted.

•	Ownership requirements may be postponed for articulated hardships. The determination of hardship will be made on a case by case basis by the Chief Executive Officer upon the recommendation of the Director of Team Member Services (with respect to Executive or Senior Management) and by the Compensation Committee of the Board of Directors of Bancorp (with respect to Bancorp or Bank directors or the Chief Executive Officer).

•	The Director of Team Member Services reserves the right to require proof of ownership of Sovereign common stock (deemed acceptable to the Director of Team Member Services) that cannot be independently verified by Team Member Services.